Exhibit 10.67

APPLIED MICRO CIRCUITS CORPORATION

EXECUTIVE SEVERANCE BENEFIT PLAN

APPROVED BY COMPENSATION COMMITTEE ON: SEPTEMBER 19, 2007

AMENDED BY COMPENSATION COMMITTEE ON: AUGUST 19, 2008

AMENDED BY COMPENSATION COMMITTEE ON: OCTOBER 28, 2008

AMENDED BY COMPENSATION COMMITTEE ON: JANUARY 26, 2009

AMENDED BY COMPENSATION COMMITTEE ON: APRIL 27, 2010

AMENDED BY COMPENSATION COMMITTEE ON: AUGUST 17, 2010

AMENDED AND RESTATED BY COMPENSATION COMMITTEE ON: OCTOBER 19, 2011

SECTION 1. INTRODUCTION.

The purpose of the Applied Micro Circuits Corporation Executive Severance Benefit Plan (the “Plan”) is to provide for the payment of severance benefits to certain eligible executive employees of Applied Micro Circuits Corporation or its Affiliates (as defined below) in the event that such employees are subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur in connection with a Change in Control (as defined below).

In consideration for the benefits set forth herein, this Plan shall supersede and replace any individually negotiated employment contract or agreement, including without limitation any stock option agreement, restricted stock unit agreement or restricted stock unit award grant notice, other than those specific terms of such contract or agreement that the parties expressly agree therein shall supersede the terms of this Plan, and, except as set forth in the Participation Notice (as defined below), each Participant’s severance benefits shall be governed by the terms of this Plan.

This Plan shall also supersede any generally applicable severance or change in control plan, policy, or practice, whether written or unwritten, with respect to each employee who becomes a Participant in the Plan. For the purposes of the foregoing sentence, a “generally applicable severance or change in control plan, policy or practice” is a plan, policy or practice in which benefits are not conditioned upon (i) being expressly designated a participant, (ii) receiving an award such as a stock option, or (iii) the employee expressly electing to participate.

This document also constitutes the Summary Plan Description for the Plan.

SECTION 2. DEFINITIONS.

For purposes of the Plan, except as set forth in a Participant’s Participation Notice, the following terms are defined as follows:

(a) “Affiliate” means a “parent corporation” of the Company or a “subsidiary corporation” of the Company (whether now or hereafter existing), as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Base Salary” means the Participant’s highest monthly base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) during the three years preceding the date of a Participant’s Covered Termination.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Severance Benefits Period” means (i) in the case of a Covered Termination that does not qualify as a Change in Control Termination, (A) 18 months for a Participant who is the Company’s chief executive officer, (B) 12 months for a Participant who is the Company’s chief operating officer or chief financial officer and (C) two months per completed year of the Participant’s service with the Company (including service with a predecessor entity), up to maximum of six months for all other Participants; and (ii) in the case of a Change in Control Termination, (1) 24 months for a Participant who is the Company’s chief executive officer, (2) 18 months for a Participant who is the Company’s chief operating officer or chief financial officer and (3) 12 months for all other Participants.

(e) “Cause” means termination of a Participant’s employment for any of the following reasons: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s employment is either for Cause or without Cause shall be made by the Company in its sole discretion.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(g) “Change in Control Termination” means (i) a Covered Termination or (ii) a resignation of employment by a Participant for Good Reason, in either case which occurs within one month prior to or 12 months following a Change in Control.

(h) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Company” means Applied Micro Circuits Corporation or, following a Change in Control, the surviving entity resulting from such transaction or the parent company of such surviving entity.

(k) [provision deleted pursuant to 03/17/2010 amendment].

(l) “Covered Termination” means an Involuntary Termination Without Cause, other than termination due to the death or disability of the Participant.

(m) “Effective Date” means the date on which the Plan is approved by the Compensation Committee of the Board.

(n) “Entity” means a corporation, partnership, limited liability company or other entity.

(o) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(r) “Good Reason” means the occurrence of any of the following events within one month prior to or 11 months following a Change in Control:

(1) A material reduction in such Participant’s duties or responsibilities (and not solely a change in title or reporting relationships) for any reason other than as a result of the Participant’s physical or mental incapacity which impairs his or her ability to materially perform his or her duties or responsibilities [, or any other action that has the effect of a material demotion of the Participant];

(2) A material reduction by the Company in such Participant’s base salary then currently in effect, and that is not part of a Company performance-based reduction in base salaries for selected senior executives; or

(3) A relocation of the Participant’s principal place of work that results in an increase by more than 50 miles in the one-way driving distance from the Participant’s principal residence to the Participant’s principal place of work in effect immediately prior to the relocation.

To the extent the Change of Control results in the Company (or a successor to the Company by merger, consolidation or the like) continuing in existence as a direct or indirect subsidiary of an acquirer, the Participant shall be considered to have been materially demoted unless given the same position, duties and authority in the ultimate parent of the acquirer. By way of example, the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer or Chief Operating Officer of a public company would be considered to have reduced duties, responsibility and authority, and hence to have been materially demoted under clause (1) above if, as a result of the Change of Control, such executive did not have the same role in the ultimate parent of the acquirer. Notwithstanding the foregoing, a Participant shall have “Good Reason” for his or her resignation only if: (a) the Participant notifies the Company in writing, within 30 days after the occurrence of one of the foregoing event(s), specifying the event(s) constituting Good Reason and that he or she intends to terminate his or her employment no earlier than 30 days after providing such notice; (b) the Company does not cure such condition within 30 days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Participant resigns from employment within 30 days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

(s) “Health Severance Benefits Period” means (i) in the case of a Covered Termination that is not a Change in Control Termination, (A) 18 months for a Participant who is the Company’s chief executive officer, (B) 12 months for a Participant who is the Company’s chief operating officer or chief financial officer and (C) two months per completed year of the Participant’s service with the Company (including service with a predecessor entity), up to maximum of six months for all other Participants; and (ii) in the case of a Change in Control Termination, (1) 24 months for a Participant who is the Company’s chief executive officer, (2) 12 months for a Participant who is the Company’s chief operating officer or chief financial officer and (3) six months for all other Participants; provided, however, that no such premium payments (or any other payments for health, dental, or vision coverage by the Company) shall be made following the Participant’s death or the effective date of the Participant’s coverage by a health, dental, or vision insurance plan of a subsequent employer.

(t) “Involuntary Termination Without Cause” means a termination by the Company of a Participant’s employment relationship with the Company or an Affiliate for any reason other than for Cause.

(u) “Option Acceleration Benefit” means (i) in the case of a Covered Termination that is not a Change in Control Termination, the vesting of (A) the next 24 monthly time-based vesting installments following the Covered Termination for a Participant who is the Company’s chief executive officer and (B) the next 12 monthly time-based vesting installments following the Covered Termination for a Participant who is the Company’s chief operating officer or chief financial officer; and (C) for all Participants, all such monthly performance-based vesting installments, if any, as are set forth in the Participant’s stock option agreement or grant notice covering the applicable performance-based option grants; and (ii) in the case of a Change in Control Termination, the vesting of the remainder of all vesting installments, whether time-based or performance-based, for all Participants.

(v) “Option Exercise Extension Period” means (i) in the case of a Covered Termination that is not a Change in Control Termination, (A) 24 months for a Participant who is the Company’s chief executive officer and (B) 15 months for a Participant who is the Company’s chief operating officer or chief financial officer; and (ii) in the case of a Change in Control Termination, (1) 24 months for a Participant who is the Company’s chief executive officer, (2) 15 months for a Participant who is the Company’s chief operating officer or chief financial officer, and (3) 12 months for all other Participants.

(w) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(x) “Participant” means an individual who (i) is employed by the Company or its Affiliates, (ii) has been designated eligible to participate in the Plan by the Plan Administrator in its sole discretion (either by a specific designation or by virtue of being a member of a class of employees who have been so designated) and (iii) who has received a Participation Notice from the Company and executed and returned such Participation Notice to the Company. The determination of whether an employee is a Participant shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(y) “Participation Notice” means the latest notice delivered by the Company to a Participant substantially in the form of Annex I hereto.

(z) “Plan Administrator” means the Board or any committee duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(aa) “RSU Acceleration Benefit” means (i) in the case of a Covered Termination that is not a Change in Control Termination, the vesting of (A) the next eight quarterly time-based vesting installments following the Covered Termination for a Participant who is the Company’s chief executive officer; (B) the next four quarterly time-based vesting installments following the Covered Termination for a Participant who is the Company’s chief operating officer or chief financial officer; and (C) for all Participants, all such quarterly performance-based vesting installments, if any, as are set forth in the Participant’s RSU agreement or grant notice covering the applicable performance-based RSU award; and (ii) in the case of a Change in Control Termination, the vesting of the remainder of all vesting installments, whether time-based or performance-based, for all Participants

(bb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than 50%.

(cc) “Treasury Regulations” means the Department of Treasury Regulations.

In addition, for purposes of the Plan, the following terms are defined in the Section opposite each such term:

TERM	SECTION
Plan	1
Company Property	3(b)(iv)
Release	5(a)
Payment	5(c)
Excise Tax	5(c)
Reduced Amount	5(c)
Section 409A	6(b)(i)
Severance Benefits	6(b)(i)
Specified Employee Initial Payment Date	6(b)(ii)

SECTION 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the limitations set forth in this Section 3 and Section 5, in the event of a Covered Termination of a Participant, the Company shall provide the severance benefits described in Section 4 to such Participant.

(b) Exceptions to Benefit Entitlement. A Participant will not receive benefits under the Plan (or in the sole discretion of the Plan Administrator will receive reduced benefits under the Plan) in the following circumstances:

(i) The Participant’s employment terminates or is terminated for any reason other than a Covered Termination.

(ii) The Participant does not confirm in writing that he or she shall be subject to the Company’s Employee Proprietary Information and Inventions Agreement.

(iii) The Participant has failed to execute or has revoked the release described in Section 5(a).

(iv) The Participant has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property which the Participant has in his or her possession or control, including, but not limited to, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). As a condition to receiving benefits under the Plan, Participants must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a shareholder of the Company.

(c) Termination of Benefits. A Participant’s right to receive benefits under this Plan shall terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits hereunder, the Participant, without the prior written approval of the Plan Administrator:

(i) willfully breaches a material provision of the Company’s Employee Proprietary Information and Inventions Agreement; or

(ii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

SECTION 4. AMOUNT OF BENEFITS.

In the event of a Participant’s Covered Termination or Change in Control Termination on or after the Effective Date, the Participant shall be entitled to receive the benefits provided by this Section 4 except as may otherwise be provided in the Participant’s Participation Notice.

(a) Cash Severance Benefits.

(i) The Company shall make a cash severance payment to the Participant in an amount equal to the product of the Participant’s Base Salary multiplied by the number of months in the applicable Cash Severance Benefits Period.

(ii) The Company shall make an additional cash severance payment in any of the following circumstances:

(1) In the case of a Covered Termination of a Participant who is the Company’s chief executive officer (other than a Covered Termination that qualifies as a Change in Control Termination), a payment to such Participant in an amount equal to such Participant’s target bonus amount under the Company’s annual bonus plan, as in effect on the date of the Covered Termination, calculated on a pro-rata basis based on the number of days such Participant was employed during the fiscal year in which his employment terminated.

(2) In the case of a Change in Control Termination of a Participant who is either the Company’s chief executive officer, chief operating officer or chief financial officer, a payment to such Participant in an amount equal to such Participant’s target bonus amount under the Company’s annual bonus plan as in effect on the date of the Change in Control Termination.

(iii) Such severance payments shall be paid in accordance with Section 6.

(b) Health Continuation Coverage.

(i) Each Participant shall be entitled to identical medical, dental, or vision plan coverage under the medical, dental, or vision plan sponsored by the Company that such Participant received immediately prior to the date of the Covered Termination and payment by the Company of all of the applicable premiums (inclusive of premiums for the Participant’s dependents for such medical, dental, or vision plan coverage as in effect immediately prior to the date of the Covered Termination) for such coverage for a period of months following the date of the Covered Termination equal to the applicable Health Severance Benefits Period, with such continued coverage not counted as coverage pursuant to COBRA and the “qualifying event” under Section 54.4980B-4 of the Treasury Regulations for purposes of COBRA shall be the loss of such coverage and the discontinuation of such payments; provided, however, that each such Participant shall be required to contribute the same aggregate premium amount that he or she contributed prior to the termination of his or her employment. The coverage provided in this Section 4(b)(i) shall not be treated as “alternative coverage” under COBRA and shall not reduce the COBRA coverage period under section 54.4980B-5 of the Treasury Regulations.

(ii) No such premium payments (or any other payments for medical, dental, or vision coverage by the Company) shall be made following the Participant’s death or the effective date of the Participant’s coverage by a medical, dental, or vision insurance plan of a subsequent employer. Each Participant shall be required to notify the Plan Administrator immediately if the Participant becomes covered by a medical, dental, or vision insurance plan of a subsequent employer. Upon the conclusion of the applicable Health Severance Benefits Period and upon the Participant’s election to continue benefits under COBRA, the Participant will be responsible for the entire payment of premiums required under COBRA for the entire COBRA period.

(iii) For purposes of this Section 4(b), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law, and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Participant under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

(c) Option Grant Vesting Acceleration. The vesting and exercisability of certain outstanding options to purchase the Company’s common stock issued pursuant to any equity incentive plan of the Company that are then held by the Participant on such date shall be accelerated so that the Participant shall receive the Option Acceleration Benefit. Notwithstanding the provisions of this Section 4(c), in the event that the provisions of this Section 4(c) regarding acceleration of vesting of an option would adversely affect a Participant’s option (including, without limitation, its status as an incentive stock option under Section 422 of the Code) that is outstanding on the date the Participant commences participation in the Plan, such acceleration of vesting shall be deemed null and void as to such option unless the affected Participant consents in writing to such acceleration of vesting as to such option at the time he or she becomes a Participant.

(d) Restricted Stock Unit Award Vesting Acceleration. The vesting of certain outstanding restricted stock unit awards issued pursuant to any equity incentive plan of the Company that are then held by the Participant on such date shall be accelerated so that the participant shall receive the RSU Acceleration Benefit. Notwithstanding the provisions of this Section 4(d), in the event that the provisions of this Section 4(d) regarding acceleration of vesting of a stock award would adversely affect a Participant’s stock award that is outstanding on the date the Participant commences participation in the Plan, such acceleration of vesting shall be deemed null and void as to such stock award unless the affected Participant consents in writing to such acceleration of vesting as to such stock award at the time he or she becomes a Participant.

(e) Option Exercise Period Extension. The exercise period of all outstanding options to purchase the Company’s common stock issued pursuant to any equity incentive plan of the Company that are held by the Participant on such date shall be not less than the number of months in the applicable Option Exercise Extension Period; provided, however, that if the Participant’s option agreement or the plan governing the Participant’s option provides for a longer period during which the Participant may exercise any option, then the Participant shall have the longer exercise period and this Section 4(e) shall not shorten the Participant’s exercise period; provided further, that in no event shall any option be exercisable after the expiration of its original term. Notwithstanding the provisions of this Section 4(e), in the event that the provisions of this Section 4(e) regarding the extension of the exercise period of an option would adversely affect a Participant’s stock award (including, without limitation, its status as an incentive stock option under Section 422 of the Code) that is outstanding on the date the Participant commences participation in the Plan, such extension of the exercise period shall be deemed null and void as to such option unless the affected Participant consents in writing to such extension as to such option at the time he or she becomes a Participant.

(f) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) shall terminate as of the Participant’s termination date (except to the extent that a conversion privilege may be available thereunder).

(g) Additional Benefits. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, provide benefits in addition to those set forth in this Section 4 to one or more Participants chosen by the Plan Administrator, in its sole discretion, and the provision of any such benefits to a Participant shall in no way obligate the Company to provide such benefits to any other Participant, even if similarly situated.

SECTION 5. LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under the Plan, a Participant must execute and return to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C (the “Release”) no later than: (i) if a Change in Control shall have occurred prior to such Covered Termination, 45 days following termination of employment, or (ii) if a

Change in Control shall not have occurred prior to such Covered Termination, the later of (A) 45 days following termination of employment or (B) 45 days following the effective date of a Change in Control that occurs within one month following the Covered Termination (if applicable), and such Release must become effective in accordance with its terms; provided, however, no such Release shall require the Participant to forego any unpaid salary, any accrued but unpaid vacation pay or any benefits payable pursuant to this Plan. With respect to any outstanding option held by the Participant, no provision set forth in this Plan granting the Participant additional rights to exercise the option can be exercised unless and until the Release becomes effective. Unless a Change in Control has occurred, the Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law and shall determine the form of the required Release, which may be incorporated into a termination agreement or other agreement with the Participant.

(b) Certain Reductions. The Plan Administrator, in its sole discretion, shall have the authority to reduce a Participant’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Participant by the Company that become payable in connection with the Participant’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or comparable state law, (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment. The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations and other contractual obligations of the Company, including benefits provided by offer letter or employment agreements, that may arise out of a Participant’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Plan Administrator’s decision to apply such reductions to the severance benefits of one Participant and the amount of such reductions shall in no way obligate the Plan Administrator to apply the same reductions in the same amounts to the severance benefits of any other Participant, even if similarly situated. In the Plan Administrator’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory or other contractual obligations.

(c) Parachute Payments. Except as otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to a Participant. If acceleration of vesting of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting shall be cancelled by first canceling such acceleration for the vesting installment that will vest last and continuing by canceling as a first priority such acceleration for vesting installments with the latest vesting.

(d) Mitigation. Except as otherwise specifically provided herein, a Participant shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company, except for health continuation coverage provided pursuant to Section 4(b).

(e) Non-Duplication of Benefits. Except as otherwise specifically provided for herein, no Participant is eligible to receive benefits under this Plan or pursuant to other contractual obligations more than one time. This Plan is designed to provide certain severance pay and change in control benefits to Participants pursuant to the terms and conditions set forth in this Plan. The payments pursuant to this Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or benefits to which a Participant may be entitled for the period ending with the Participant’s Covered Termination.

SECTION 6. TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. For the avoidance of doubt, in no event shall payment of any Plan benefit set forth in Section 4 be made prior to the effective date of the Release described in Section 5(a). Except as otherwise set forth in this Plan, the cash severance benefits under Section 4(a) of the Plan, if any, shall be paid in a single lump sum payment on the first payroll date following the effective date of the Release. If a Release has become effective prior to the effective date of a Change in Control, and additional cash severance benefits are to be provided pursuant to a Change in Control Termination, the additional cash severance benefits shall be paid within ten days following the Change in Control. In the event of an acceleration of the exercisability of an option (or other award) pursuant to Section 4(c) or Section 4(d), such option (or other award) shall not be exercisable with respect to such acceleration of exercisability unless and until the effective date of the Release described in Section 5(a).

(b) Application of Section 409A.

(i) Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Plan (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Code and the Treasury Regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Participant’s termination of employment unless and until Participant has also incurred a “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), unless the Plan Administrator reasonably determines that such amounts may be provided to Participant without causing Participant to incur the additional tax under Section 409A(a)(1)(B)(i)(II).

(ii) It is intended that each installment of the Severance Benefits is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the Treasury Regulations. For the avoidance of doubt, it is intended that payments of the Severance Benefits satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) of the Treasury Regulations. However, if the Plan Administrator determines that the Severance Benefits constitute “deferred compensation” under Section 409A and Participant is, on the termination of service, a “specified employee” of the Company (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) then solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Participant’s “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), or (ii) the date of Participant’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company shall (A) pay to Participant a lump sum amount equal to the sum of the Severance Benefits that Participant would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section 6(b)(ii) and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Plan.

(c) Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

(d) Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Covered Termination, the Plan Administrator reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

SECTION 7. REEMPLOYMENT.

In the event of a Participant’s reemployment by the Company during the Cash Severance Benefits Period, Health Severance Benefits Period, Option Exercise Extension Period or vesting period covered by the Option Acceleration Benefit or RSU Acceleration Benefit, the Plan Administrator, in its sole and absolute discretion, may require such Participant to forego, repay to the Company or relinquish the right to retain all or a portion of such severance benefits as a condition of reemployment.

SECTION 8. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, (i) the eligibility to participate in the Plan, (ii) for purposes of granting benefit levels under the Plan, the designation of one or more Participants as the Company’s “chief executive officer,” “chief operating officer” or “chief financial officer,” or (iii) the amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan, any Participation Notice issued pursuant to the Plan, or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall occur following a Change in Control or a Covered Termination as to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice shall be in writing and executed by a duly authorized officer of the Company.

SECTION 9. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (a) to give any employee or other person any right to be retained in the employ of the Company, or (b) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, and with or without advance notice, which right is hereby reserved.

SECTION 10. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.

SECTION 11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 13(d).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Applied Micro Circuits Corporation

Attn: General Counsel

215 Moffett Park Drive

Sunnyvale, California 94089

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

SECTION 12. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.

SECTION 13. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-2586591. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is March 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Applied Micro Circuits Corporation

Attn: General Counsel

215 Moffett Park Drive

Sunnyvale, California 94089

(d) Plan Sponsor and Administrator. The “Plan Sponsor” of the Plan is:

Applied Micro Circuits Corporation

Attn: General Counsel

215 Moffett Park Drive

Sunnyvale, California 94089

The “Plan Administrator” of the Plan is as set forth in Section 2(z). The Plan Sponsor’s and Plan Administrator’s telephone number is (858) 450-9333. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 14. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Applied Micro Circuits Corporation) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan for the purposes of this Section 14 and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(iii) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions By Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights.

(i) If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

(ii) Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

(iii) If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

(iv) If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance With Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

SECTION 15. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 13(d) and, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of a Participant under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the

Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

SECTION 16. EXECUTION.

To record the adoption of the Plan as set forth herein, Applied Micro Circuits Corporation has caused its duly authorized officer to execute the same as of the Effective Date.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ L. William Caraccio
Title:	Vice President and General Counsel

ANNEX I

APPLIED MICRO CIRCUITS CORPORATION

EXECUTIVE SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:___________________

Date:__________________

Applied Micro Circuits Corporation (the “Company”) has adopted the Applied Micro Circuits Corporation Executive Severance Benefit Plan (the “Plan”). The Company is providing you with this Participation Notice to inform you that you have been designated as a Participant in the Plan.

A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together also constitute a summary plan description of the Plan.

In consideration for the benefits set forth in the Plan, each Participant’s severance benefits shall be governed by the terms of the Plan and the Plan shall supersede and replace any individually negotiated employment contract or agreement and all severance or change in control benefits payable to you as set forth in any agreement, including offer letters, with the Company entered into prior to the date hereof [including                     .]

Notwithstanding the terms of the Plan:

____________________________________________________________________________________________

____________________________________________________________________________________________

If you choose to participate in the Plan, please return to Mike Major a copy of this Participation Notice and attached Acknowledgement signed by you and retain a copy of this Participation Notice and attached Acknowledgement, along with the Plan document, for your records. Please note that you are not a Participant in the Plan until you execute and return this Participation Notice and attached Acknowledgement to the Company.

APPLIED MICRO CIRCUITS CORPORATION

By:________________________________________	________________________________________ Participant

Its: [Chief Executive Officer]

[Chairman of the Compensation Committee]	________________________________________
Print Name

ACKNOWLEDGEMENT

The undersigned Participant hereby acknowledges receipt of the foregoing Participation Notice. In the event the undersigned holds outstanding stock options or restricted stock unit awards as of the date of this Participation Notice, the undersigned hereby:*

☐	accepts all of the benefits of Sections 4(c), (d) and (e) of the Plan regardless of any potential adverse effects on any outstanding option, restricted stock unit award or other stock award

☐	accepts the benefits of Sections 4(c), (d) and (e) of the Plan that have no adverse effect on outstanding options, restricted stock unit awards or other stock awards and rejects the benefits of Sections 4(c), (d) and (e) of the Plan as to those outstanding options, restricted stock unit awards and other stock awards that would have potential adverse effects

☐	other (please describe):_______________________________________________________

 _________________________________________________________________________

 _________________________________________________________________________

 _________________________________________________________________________

 _________________________________________________________________________

The undersigned acknowledges that the undersigned has been advised to obtain tax and financial advice regarding the consequences of this election including the effect, if any, on the status of the stock options or restricted stock unit awards for tax purposes under Sections 409A and 422 of the Internal Revenue Code.

_____________________________________________ Participant

_____________________________________________ Print name

*

Please check one box; failure to check a box will be deemed the selection of the second alternative (i.e., accepting the benefits of Sections 4(c), (d) and (e) of the Plan that have no adverse effect on outstanding options, restricted stock unit awards or other stock awards and rejecting the benefits of Sections 4(c), (d) and (e) of the Plan as to those outstanding options, restricted stock unit awards and other stock awards that would have potential adverse effects).

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Applied Micro Circuits Corporation Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release Applied Micro Circuits Corporation and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 21 days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:

Date:

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Applied Micro Circuits Corporation Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release Applied Micro Circuits Corporation and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I further acknowledge that I have received the disclosure required by 29 U.S.C. § 626 (f)(1)(H), which is attached hereto as Appendix I.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:
Date:

APPENDIX I

DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(F)(1)(H)

Confidentiality Provision:	The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors.

[Job classifications/positions] informed on [date] of the termination of their employment are eligible to participate in the severance package program. The factors considered in selecting employees for employment termination on [                ] were: [                ]. An eligible employee age 40 or more years will have up to forty-five (45) days to review the terms and conditions of the severance package.

EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

JOB TITLES	AGE OF THOSE ELIGIBLE	AGE OF THOSE NOT ELIGIBLE

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Applied Micro Circuits Corporation Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

In exchange for the consideration to be provided to me under the Plan to which I am not otherwise entitled, I hereby generally and completely release Applied Micro Circuits Corporation and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that I have the right to consult with an attorney prior to executing this Release (although I may choose voluntarily not to do so) and that I have 14 days from receipt of this Release in which to consider this Release (although I may choose voluntarily to execute this Release earlier). I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

EMPLOYEE

Name:
Date: